Exhibit 21.1

SUBSIDIARIES OF ARES COMMERCIAL REAL ESTATE CORPORATION

Name	Jurisdiction
ACRC Holdings LLC	Delaware
ACRC Lender LLC	Delaware
ACRC Lender C LLC	Delaware
ACRC Lender U LLC	Delaware
ACRC Lender U TRS LLC	Delaware
ACRC Lender U Mezz LLC	Delaware
ACRC Lender W LLC	Delaware
ACRC Lender W TRS LLC	Delaware
ACRC Champions Investor LLC	Delaware
ACRC Lender B LLC	Delaware
ACRC Lender ML LLC	Delaware
ACRC CP Investor LLC	Delaware
ACRC KA Investor LLC	Delaware
ACRC KA JV Investor LLC	Delaware
ACRE Commercial Mortgage 2014-FL2 Ltd.	Cayman
ACRC Mezz Holdings LLC	Delaware
ACRC Warehouse Holdings LLC	Delaware
ACRC Lender US LLC	Delaware